Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated March 2, 2001, included in this Form 10-KSB into the Company's previously filed Registration Statement File No. 33-93754 on Form S-8.


ARTHUR ANDERSEN LLP

Portland, Oregon
March 28, 2002